UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2007

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01	OTHER EVENTS

On May 14, 2007, the Company issued a press release announcing that Brook A. Carlon, SPHR, MBA, has joined the Company as Senior Vice President, Human Resources. A copy of this Press Release is filed as Exhibit 99.1 and is incorporated by reference in response to this Item 8.01.

Further, in connection with her hiring, Ms. Carlon received a grant of 100,000 inducement stock options at an exercise price of $3.00 per share, the closing price of the Company’s common stock on May 9, 2007, Ms. Carlon’s date of hire. These stock options have a maximum term of ten years, subject to earlier cancellation upon termination of Ms. Carlon’s service with the Company in certain circumstances. The right to exercise the option will vest as follows: (i) 25% of the option shares on the first anniversary of the grant date and (ii) the remaining 75% of the option shares in a series of thirty-six (36) equal monthly installments upon Ms. Carlon’s completion of each month of service with the Company after the first anniversary of the grant date, subject to acceleration in the event of a change in control and certain termination events.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 99.1	QuadraMed Corporation Press Release, dated May 14, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2007

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza, Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	QuadraMed Corporation Press Release, dated May 14, 2007.

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